                           SUBLEASE AGREEMENT

The parties to this Sublease Agreement dated April 1, 1998 are Jenkon International, Inc. hereinafter referred to as Sublessee and S & P Company, hereinafter referred to as Sublessor

RECITALS.

The Premises are presently being leased by S&P Company ("S&P") pursuant to the following: On March 15, 1994 S&P, as tenant, entered into a Lease with Dan J. Agnew, an Individual, as Landlord. On December 31, 1995, Dan J. Agnew as representative of the Estate of Sam J. Agnew, assigned, transferred, and conveyed all of its rights, title, and interests in the leases pertaining to the Building including, but not limited to, the above referenced lease to ALCO Limited Partnership, an Oregon limited partnership. On March 1, 1997 ALCO Limited Partnership, an Oregon limited partnership, assigned, transferred, and conveyed all of its rights, title, and interests in the leases pertaining to the Building including, but not limited to, the above referenced lease to ALCO Holdings L.L.C., an Oregon limited liability company, hereinafter referred to as Lessor.

ALCO Holdings L.L.C., an Oregon limited liability company ("ALCO") is the Lessor and owner of the premises located at 7600 NE 41st Street, Suite 300, Vancouver, WA 98662, situated in Clark County and consisting of approximately 10,239 gross rentable square feet of office improved area. The real estate, building, common areas and improvements are commonly known as One Park Place at the Park Place Corporate Center, Vancouver, WA 98662 ("the Premises"). The Premises are shown on Exhibit A attached hereto and incorporated herein by this reference.

The Lease dated March 15, 1994 by and between S & P Company and ALCO (collectively the Lease) is attached hereto as Exhibit B.

Whereas S&P Company ("Sublessor") wishes to sublease the Premises to Jenkon International, Inc. ("Sublessee"). In order to sublease on acceptable terms and conditions, Sublessor and Sublessee need ALCO's ("Lessor") consent to sublease. Lessor is willing to grant such consent, subject to the terms and conditions set forth below.

THEREFORE, the parties agree as follows:

SECTION 1.               Sublessor hereby subleases the Premises to Sublessee,
AGREEMENT                and Sublessee hereby subleases the Premises from
TO SUBLEASE              Sublessor (the "Sublease"). The term of the Sublease
                         shall be for 22 months commencing May 15, 1998 and expiring on March 14, 2000.

SECTION 2.               Sublessee shall pay Sublessor as base sublease rent
RENT                     the sum of Fifteen Thousand Seven Hundred Eighty
                         Five and 00/100 dollars ($15,785) per month for 22 months commencing May 15, 1998 and expiring March 14, 2000. Rent for the first month of the Sublease term shall be pro-rated and due upon Sublease execution. Rent shall be payable in advance on the first day of each subsequent month during the Sublease term. No deductions or pro-rates to rent shall be made without first obtaining Sublessor and Lessor approval. Possession of Premises shall be effective May 1, 1998. Sublessor shall pay as additional rent its proportionate share of the amount by which operating expenses for the Building exceed $6.24 per square foot of gross leasable area. This amount shall be called the "Expense Stop". Effective January 1 of each year Lessor shall estimate the amount by which operating expenses are expected to increase, if any, over those incurred in the base year. Monthly rental for that year shall be increased by one-twelfth of Sublessor's share of the estimated increase. Following the end of each calendar year, Lessor shall compute the actual increase in operating expenses and bill Sublessor for any deficiency or credit Sublessor with any excess collected. As used herein, "operating expenses" shall mean all costs of operating and maintaining the Building as determined by standard real estate accounting practice, including, but not limited to: all property taxes, all water and sewer charges; the cost of natural gas and electricity provided to the building; janitorial and


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                         -------------      -------------      -------------
                           Sublessor          Sublessee            Lessor
                         cleaning supplies and services; administration costs and management fees; superintendent fees; security services, if any; insurance premiums; licenses; permits for the operation and maintenance of the Building and all of its component elements and mechanical systems; the annual amortized capital improvement cost (amortized over such a period as Lessor may select but not shorter than the period allowed under the Internal Revenue Code and at a current market interest rate) for any capital improvements to the Building required by any governmental authority or those which have a reasonable probability of improving the operating efficiency of the Building. Sublessee agrees to all terms and conditions of the Lease and shall faithfully perform all covenants therein, including but not limited to, payment of all pro-rata (see paragraph 19.1 of the Lease) additional rent-operating expense adjustments, as defined in paragraph 19.2, "Additional Rent-Operating Expense Adjustment", of the Lease and as adjusted in Section 2 of this Sublease. This Sublease shall not relieve, dismiss, discharge, absolve or release Sublessor from any terms and conditions of the Lease.

SECTION 3.               Sublessee may use the Premises for General Office
USE OF PREMISES          use as it relates to Sublessee's business. Sublessee
                         shall not use the Premises in any manner which would constitute a violation of the Lease.

SECTION 4.               Sublessee accepts the leased Premises in an "as is"
CONDITION OF PREMISES    condition, provided the space is delivered in a
                         broom swept condition.

SECTION 5.               Sublessee at its own expense and with prior written
IMPROVEMENTS             Lessor and Sublessor consent, whose consent shall
                         not be unreasonably withheld, may perform tenant improvements to the Premises, provided all materials used conform to Building Standard Tenant Improvements.

SECTION 6.               Sublessor warrants that Sublessor will pay to the
SUBLESSOR'S              Lessor on the Lease, as and when due, all rents
REPRESENTATIONS          required to be paid by the terms of the Lease and
                         that Sublessor will not otherwise do any act which would cause the Lease to become in default.

SECTION 7.               Sublessee acknowledges the existence of the Lease
SUBLESSEE'S              and agrees to take the leased Premises subject to
REPRESENTATIONS          all the terms and conditions of the Lease, to use
                         the Premises within the restrictions provided by the Lease and this Sublease, and to perform any and all obligations required to be performed by Sublessor as Lessee under the Lease, except for the payment of rentals due thereunder which Sublessor shall continue to pay to Lessor. Sublessee agrees to protect, defend and hold Sublessor harmless from and against any loss or claim arising out of or attributable to Sublessee's use of the Premises or Sublessee's breach of any provision of the Lease, the performance or observance of which is Sublessee's responsibility. Sublessee warrants that it is authorized to enter into this Sublease.

SECTION 8.               Sublessee will provide Sublessor with a certificate
INSURANCE PRIOR TO       of insurance evidencing commercial liability coverage
COMMENCEMENT OF THE      of One Million dollars and naming Lessor and
SUBLEASE TERM            Sublessor as additional insureds.

SECTION 9.               As between Sublessor and Sublessee, and unless this
MUTUAL RIGHTS            provision conflicts with an express provision of
AND OBLIGATIONS          this Sublease, Sublessor shall be deemed to have all
                         of the rights and obligation of the Lessor under the Lease, and Sublessee shall be deemed to have all of the rights and obligations of the Lessee under the Lease, except that Sublessee may not renew this Sublease beyond March 14, 2000 unless otherwise permitted by Sublessor and Lessor in writing.

SECTION 10.              Any addendum attached hereto and either signed or
ADDENDUM initialed by the parties shall be deemed a part of this Sublease.


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                         -------------      -------------      -------------
                           Sublessor          Sublessee            Lessor

SECTION 11.              Lessor and Sublessor shall not be required to
DUTIES OF LESSOR         make any alterations, additions, improvements
AND SUBLESSOR            to or on the Premises during the Term of this
                         Sublease, except as may be outlined in the Lease.

SECTION 12.              Sublessee shall maintain in good condition the
DUTIES OF                premises, save normal wear and tear.
SUBLESSEE

SECTION 13.              Time is of the essence of each obligation of
TIME OF THE ESSENCE      Sublessee and Sublessor and Lessor under this
                         Sublease.

SECTION 14.              If litigation is instituted in respect to this
ATTORNEY FEES            Sublease, the prevailing party shall be
                         entitled to recover from the non-prevailing party its reasonable attorneys' fees and court costs, both at trial and upon appeal.

SECTION 15.              Sublessee shall promptly yield and deliver to
SURRENDER OF             Sublessor possession of the Premises upon
POSSESSION               expiration of the Sublease in the same
                         condition as when subleased save normal wear and tear, or as may be amended in accordance with Section 20 "Alterations." Any furniture, fixtures, equipment or improvements of
                         Sublessee not removed from the Premises upon such expiration of the Term or earlier termination of the Sublease, whether Sublessor or Lessor has requested the removal of the same pursuant to this Sublease or the Lease or not, may be removed by Sublessor or Lessor and stored or disposed of in Sublessor or Lessor's sole discretion, and Sublessee shall reimburse
                         Sublessor or Lessor for all costs of such removal, storage and/or disposal within ten
                         (10) days following Sublessee's receipt from Sublessor or Lessor of notice of such costs.
                         Sublessee's obligation pursuant to the
                         foregoing sentence shall survive the expiration of the Term or earlier termination of this Sublease.

SECTION 16.              Any holding over by Sublessee after the
HOLDING OVER             expiration of the Term or earlier termination
                         of the Sublease shall be construed to be a tenancy at sufferance on all of the terms and conditions set forth herein to the extent not inconsistent with a tenancy at sufferance;
                         provided, that the minimum Rent for such hold-over period shall be an amount equal to the last monthly rent received during the Sublease Term (subject to adjustment as provided herein and prorated on a daily basis based on a thirty (30) day month). Acceptance by Sublessor or Lessor of rent or any other sum payable hereunder after such expiration or earlier termination shall not result in an extension or renewal of this Sublease. If
                         Sublessee fails to surrender the Premises upon the expiration of the Term or earlier termination of this Sublease, Sublessee shall indemnify, defend and hold harmless Sublessor from all loss, damage, cost, liability or expense (including, without limitation, attorneys' fees and expenses) resulting from, relating to or founded upon such failure to surrender the Premises, including, without limitation, any claim made by any succeeding tenant.

SECTION 17               It is hereby understood that Wicklund &
AGENCY DISCLOSURE.       Associates Commercial Brokerage Company,
                         represents both parties to this transaction and both parties hereby acknowledge and agree to same

SECTION 18               Sublessee represents and warrants to Sublessor
NO BROKERS.              that it has not engaged any broker, finder or
                         other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Sublease and shall indemnify and hold harmless
                         Sublessor against any loss, cost, liability or expense incurred by Sublessor as a result of any claim

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                         ---------          ---------          ---------
                         Sublessor          Sublessee            Lessor
                         asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Sublessee. The provisions of this Section shall not apply to brokers with whom Sublessor has an express written brokerage agreement.

SECTION 19.              All notices or tenders required or permitted
NOTICES hereunder shall be made and given in writing to the parties at the addresses set forth hereinbelow by either facsimile (with hard copy sent via regular U.S. Mail postage prepaid), certified mail return receipt requested or overnight courier such as Federal Express. If notice be given by facsimile or overnight courier it shall be deemed received on the next business day following mailing and if by certified mail, it shall be deemed received on the third business day following mailing. Notice to Sublessee may always be delivered to the Premises. Rent shall be payable to Sublessor at the address seen below, but shall be considered paid only when received. Either party may change its address for notice purposes by giving written notice of such change in accordance with the provisions of this paragraph. Notices shall be addressed as follows:

                         SUBLESSEE:                  SUBLESSOR:
                         Mr. Bernard Orsi,           Mr. Steve McKeag
                         Vice President              Chief Financial Officer
                         100 Shoreline Highway,      Jenkon International, Inc.
                         Building B                  7600 NE 41st Street,
                         Suite 395                   Suite 350
                         Mill Valley, CA 94945       Vancouver, WA 98662

SECTION 20: Sublessee shall not perform any alterations to SUBLESSOR'S ALTERATIONS Premises without first obtaining Lessor's and prior written consent and whose consent shall not be unreasonably withheld.

SECTION 21.              The premises is a smoke free environment.
SMOKING Sublessee shall prohibit its employees, agents, assigns, and invitees from smoking in the premises. This shall include, but not be limited to, cigarette, cigar and pipe smoking.

SECTION 22:              All rent shall be paid by Sublessee to
RENT WITHOUT OFFSET      Sublessor monthly in advance on the first day
LATE CHARGE              of every calendar month, at the address shown
                         below, or such other place as Sublessor may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America.
                         Proration of rent due for any partial month shall be calculated by dividing the number of days in the month for which rent is due by the actual number of days in that month and multiplying by the applicable monthly rate.
                         Sublessee acknowledges that late payment by Sublessee to Sublessor of any rent or other sums due under the Sublease will cause
                         Sublessor to incur costs not contemplated by this Sublease, the exact amount of such cost being extremely difficult and impractical to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Sublessor by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Sublessee is not received when due, Sublessee shall pay to Sublessor an additional sum equal to 10% of such overdue payment. Sublessor and Sublessee hereby agree that such late charge represents a fair and reasonable estimate of the costs that Sublessor will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Sublessor and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default.
                         Additional, all such delinquent rent or other sums, plus this late charge, shall bear interest at the rate of 18 percent per annum.
                         Any payments of any kind returned for
                         insufficient funds will be subject to an additional handling charge of $25.00,

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                         ---------          ---------          ---------
                         Sublessor          Sublessee            Lessor
                         and thereafter. Sublessor may require Sublessee to pay all future payments of rent or other sums due by money order or cashier's check.

SECTION 23 Upon request of Lessor or Sublessor, Sublessee FINANCIAL STATEMENTS. shall provide a copy of its most recent annual report to shareholders as evidence of its financial qualifications to duly perform under this Sublease.

IN WITNESS WHEREOF, the undersigned have caused this agreement to be executed.

Sublessor:         By: /s/ [ILLEGIBLE]           By:
S&P Company           ---------------------         -----------------------
                   Title: [ILLEGIBLE]            Title:
                         ------------------           ---------------------
                   Date:    4/2/98               Date:
                        -------------------           ---------------------
Telephone No. (415)
Fax No. (415) 332-0567
Address:
     100 Shoreline Hwy., Bldg. B, Suite 395
     Mill Valley, CA 94945

Sublessee:                  By: /s/ [ILLEGIBLE]           By:
Jenkon International Inc.      ---------------------         ------------------
                            Title:  President             Title:
                                  ------------------            ---------------
                            Date:    4/15/98              Date:
                                 -------------------           ----------------

Telephone No. (360) 256-4400
Fax No. (360) 256-9623
Address:
     7600 NE 41st Street, Suite 350
     Vancouver, WA 98662

Lessor: ALCO Holdings L.L.C.          By: [ILLEGIBLE]        By:
an Oregon limited liability company      ----------------       ----------------

                                      Date:   4/18/98        Date:
                                           --------------         --------------
Telephone No. (503) 274-9990
Address: 3601 NW Yeon Avenue
         Portland, OR 97210

SUBLESSOR, SUBLESSEE AND LESSOR HAVE CAREFULLY READ AND REVIEWED THIS SUBLEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS SUBLEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE SUBLESSOR AND SUBLESSEE HEREBY AGREE THAT, AT THE TIME THIS SUBLEASE IS EXECUTED, THE TERMS OF THIS SUBLEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF SUBLESSOR AND SUBLESSEE WITH RESPECT TO THE PREMISES.

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                         ---------          ---------          ---------
                         Sublessor          Sublessee            Lessor

                         ADDENDUM TO SUBLEASE
                          Dated April 1, 1998
                            By and Between
                         S&P Company Sublessor
                                 And
                  Jenkon International, Inc., Sublessee





RECITALS:

In reference to the master lease (see Exhibit B of the Sublease) by and between Dan J. Agnew, Landlord and S&P Company, Tenant dated March 15,
1994, two clauses found therein, 13.1 "Regulations" and 14.3 "Parking" respectively, become null and void as a result of this Sublease. Any salvage costs associated with the removal of the installed "Smoke-eater" shall belong to Jenkon International.

The Landlord reserves the right to convert the former S&P Company reserved parking stalls to either customer/visitor parking or to unassigned parking for the benefit of all tenants in the Building.

13.1 REGULATIONS    Intentionally deleted.

14.3 PARKING        Intentionally deleted.

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


                              EXHIBIT B

                           OFFICIAL LEASE


            This lease, made and entered into at Vancouver, Washington, this 15th day of March, 1994, by and between Dan J. Agnew, an individual, as Landlord, and S & P Company, as Tenant.

            Landlord hereby leases to Tenant the following: Approximately 10,239 rentable square feet of office space (9,325 usable square feet x 1.12% building load factor to compensate for the common area shared by all tenants) located on the 3rd floor of premises, see Exhibit A, Space Plans, attached hereto and by this reference made a part of the office lease, to be known as Suite #300 (the Premises) in the ONE PARK PLACE building (the building) at 7600 NE 41st Street, Vancouver, Clark County, Washington 98662, for a term of six (6) years, commencing, March 15, 1994 and continuing through March 14, 2000; at a Base Rental of $12,798.75 (U.S.) per month payable in advance on the 1ST day of each month commencing March 15, 1994.

            Landlord and Tenant covenant and agree as follows:

1.1    DELIVERY OF          Tenant is in possession of the premises. Tenant
       POSSESSION      accepts the premises "AS IS" and agrees that Landlord
                       is not responsible for providing any Tenant Improvements whatsoever.

2.1    RENT PAYMENT          Tenant shall pay the Base Rent for the Premises
                       and any additional rent provided herein without deduction or offset. Rent for any partial month during the lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises. Additional rent means amounts determined under paragraphs 19.1 and 19.2 of this Lease and any other sums payable by Tenant to Landlord under this Lease. Rent not paid when due shall bear interest at the rate of one-and-one-half percent per month until paid. Landlord may at its option impose a late charge of $.05 for each $1 of rent for rent payments made more than 10 days late in lieu of interest for the first month of delinquency, without waiving any other remedies available for default. Base rental shall not be increased during the term of this lease.

3.1    LEASE                 Upon execution of the lease Tenant has paid the
       CONSIDERATION   Base Rent for the first full month of the lease term
                       for which rent is payable and in addition has paid the sum of $12,798.75 as lease consideration. Landlord may apply the lease consideration to pay the cost of performing any obligation which Tenant fails to perform within the time required by this lease, but such application by Landlord shall not be the exclusive remedy for Tenant's default. If the lease consideration is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the lease consideration to its original amount. To the extent not applied by Landlord to cure defaults by Tenant, the lease consideration shall be applied against the rent payable for the last month of the term. The lease consideration shall not be refundable.

4.1    USE                   Tenant shall use the Premises as business offices
                       for GENERAL OFFICE USE and for no other purpose without Landlord's written consent. In connection with its use, Tenant shall at its expense promptly comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of other tenants of the Building. Tenant shall create no nuisance nor allow any objectionable fumes, noise, or vibrations to be emitted from the Premises. Tenant shall not conduct any activities that will increase Landlord's insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building.

4.2    EQUIPMENT             Tenant shall install in the Premises only such
                       office equipment as customary for general office use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant's expense.

4.3    SIGNS                 No sign, awnings, antennas, or other apparatus
                       shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises without Landlord's written approval as to design, size, location, and color. All signs installed by Tenant shall comply with Landlord's standards for signs and all applicable codes and all signs and sign hardware shall be removed upon termination of this lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof.

5.1    UTILITIES AND         Landlord will furnish heat, electricity, elevator
       SERVICES service, and if the Premises are air conditioned, air conditioning during the normal Building hours of 8:00 AM to 6:00 PM, Monday through Friday, except holidays and 8:00 AM to 12:00 noon Saturdays, except holidays. Janitorial service will be provided in accordance with the regular schedule of the Building, which schedule and service may change from time to time. Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises. Interruption of the services or utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this lease, but Landlord shall take all reasonable steps to correct any interruptions in service. Electrical service furnished will be 110 volts unless different service already exists in the Premises.

5.2    EXTRA USAGE           If Tenant uses excessive amounts of utilities or
                       services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord may impose a reasonable charge for supplying such extra utilities or services, which charge shall be payable monthly by Tenant in conjunction with rent payments. In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one-half of the cost of such determination.

5.3    CONFERENCE            Tenant shall have the FREE use of the 591 square
       ROOM foot conference room. Landlord reserves the right to schedule Tenant usage in order to avoid conflicts.

6.1    MAINTENANCE           Landlord shall have no liability for failure to
       AND REPAIR      perform required maintenance and repair unless written
                       notice of the needed maintenance or repair is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner. If
                       Landlord fails to commence efforts to remedy the problem in a reasonable time and manner or thereafter fails to diligently pursue efforts to remedy the problem, and if the maintenance or repair problem prevents Tenant from substantially conducting its business in the usual manner at the Premises, then
                       Tenant shall have the option to terminate this Lease upon written notice to Landlord; Tenant's termination option shall be its exclusive remedy for Landlord's non-performance under this paragraph. In performing maintenance or repairs Landlord shall have the right to erect scaffolding and other apparatus necessary for such maintenance or repairs. Notwithstanding the foregoing, repair of damage caused by negligent or intentional acts or breach of this lease by Tenant, its employees or invitees, shall be at Tenant's expense.

6.2    ALTERATIONS           Tenant shall not make any alterations, additions,
                       or improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlords's prior written consent. Any such additions, alterations, or improvements, except for removable machinery and unattached movable trade fixtures, shall at once become a part of the realty and belong to Landlord. Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, and to post notices of nonresponsibility in connection with any work being performed by Tenant in the Premises.

7.1    INDEMNITY             Tenant shall not allow any liens to attach to the
                       Building or Tenants' interest in the Premises as a result of its activities. Each party shall indemnify and defend the other party from any claim, liability, damage, or loss occurring on the Premises, arising out of any activity by the party, its agents, or invitees or resulting from said party's failure to comply with any term of this lease. Landlord shall have no liability to Tenant because of loss or damage caused by the acts or omissions of other Tenants of the Building.

7.2    INSURANCE             Both parties shall carry liability insurance
                       with the following limits: $1,000,000 CSL, which insurance shall have an endorsement naming the other party as an insured and covering the liability insured under paragraph 7.1 of this lease. Each party shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be canceled or materially changed without 10 days advance notice to the other party, and a renewal certificate shall be furnished at least 10 days prior to expiration of any policy. Landlord shall provide all risk insurance coverage for the building, including Tenant improvements and Tenant shall provide insurance coverage for its personal property, furnishing and fixtures.

8.1  FIRE OR            "Major Damage" means damage by fire or other casualty
     CASUALTY to the Building or the Premises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more that 25 percent of the pre-damage value of the Building to repair, or which is not covered by insurance. In case of Major Damage, Landlord may elect to terminate this lease by notice in writing to Tenant within 30 days after such date. If this lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises and Tenant improvements to the condition existing just prior to the damage. Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the premises not useable by Tenant.

8.2  WAIVER OF          Tenant shall be responsible for insuring its personal
     SUBROGATION   property and trade fixtures located on the premises. Landlord shall be liable to the Tenant for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are or could be covered by a standard all risk insurance policy with an extended coverage endorsement, or for any business interruption.

9.1  EMINENT            If a condemning authority takes title by eminent domain
     DOMAIN or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant's use, then either party may elect to terminate this lease effective on the date that possession is taken by the condemning authority. Rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking.

10.1 ASSIGNMENT         This lease shall bind and inure to the benefit of the
     AND           parties, their respective heirs, successors, and assigns,
     SUBLETTING    provided that Tenant shall not assign its interest under
                   this lease or sublet all or any portion of the Premises without first obtaining Landlord's consent in writing. This provision shall apply to all transfers by operation of law including but not limited to mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. Landlord shall not unreasonably withhold its consent to any assignment, or to subletting provided the subrental rate or effective rental paid by the assignee is not less than the current scheduled rental rate of the Building for comparable space and the proposed Tenant is compatible with Landlord's normal standards for the Building.
                   If Tenant proposes a subletting or assignment to which Landlord is required to consent under this paragraph, Landlord shall have the option of terminating this lease and dealing directly with the proposed subtenant or assignee, or any third party. If an assignment or subletting is permitted, any cash profit, or the net value of any other consideration received by Tenant as a result of such transaction shall be paid to Landlord promptly following its receipt by Tenant.
                   Tenant shall pay any costs incurred by Landlord in connection with a request for assignment or subletting, including reasonable attorneys' fees not to exceed $500.00.

11.1 DEFAULT            Any of the following shall constitute a default by
                   Tenant under this lease:
                        (a) Tenant's failure to pay rent within 10 days after
                   it is due, or failure to comply with any other term or condition within 30 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 30-day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible.
                        (b) Tenant's insolvency, business failure or
                   assignment for the benefit of its creditors. Tenant's commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer; or the appointment of a receiver for Tenant's properties.

11.2 REMEDIES FOR       In case of default as described in paragraph 11.1,
     DEFAULT Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:
                        (a) Landlord may terminate the lease and retake
                   possession of the Premises. Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building.
                        (b) Landlord may recover all damages caused by
                   Tenant's default which shall include an amount equal to
                   rentals Landlord is able to reasonably demonstrate were lost because of the default. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease. Such damages shall be measured by the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgement at the prevailing interest rate on judgements. Landlord shall be obligated to make reasonable good faith efforts to mitigate its damages.
                        (c) Landlord may make any payment or perform any
                   obligation which Tenant has failed to perform, in which case Landlord shall be entitled to recover from Tenant upon demand all amounts so in possession of the premises expended, plus interest from the date of the expenditure at the rate of one percent per month. Any such payment or performance by Landlord shall not waive Tenant's default.
                        (d) Landlord shall be in default if it fails to
                   perform any of its obligations hereunder and Tenant shall be entitled to all remedies available to Tenant at Law or in equity.

12.1 SURRENDER          On expiration or early termination of this lease
                   Tenant shall deliver all keys to Landlord and surrender the Premises broom clean and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use and damage or destruction. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat the Tenant as a tenant from month to month, subject to the provisions of this lease except that rent shall be one-and-one-half times the total rent being charged when the lease term expired; or
                   (iii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

13.1 REGULATIONS        Landlord shall have the right (but shall not be
                   obligated) to make, revise and enforce regulations or policies consistent with this lease for the purpose of promoting safety, order, economy, cleanliness, and good service to all tenants of the Building. All such regulations and policies shall be complied with as if part of this lease. *SEE ADDENDUM

14.1 ACCESS             During times other than normal Building hours Tenant's
                   officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building, Land-lord shall have no liability for permitting or refusing to permit access by anyone. Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant's compliance with this lease, to perform necessary services, maintenance and repairs to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. Except in the case of emergency such entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant.

14.2 FURNITURE          Tenant shall move furniture and bulky articles in and
     AND BULKY     out of the Building or make independent use of the elevators
     ARTICLES      only at times approved by Landlord following at least 24
                   hours' written notice to Landlord of the intended move.
                   Landlord will not unreasonably withhold its consent under this paragraph.

14.3 PARKING            Tenant shall have four (4) free parking spaces per
                   1,000 (one thousand) square feet of rentable space. *SEE ADDENDUM

15.1 NOTICES            Notices between the parties relating to this lease
                   shall be in writing, effective when delivered, or if mailed, effective on the third day following mailing, postage prepaid, via certified mail return receipt requested, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other. Notice to Tenant may always be delivered to the Premises. Rent shall be payable to Landlord at the same address and in the same manner, but shall be considered paid only when received.

16.1 SUBORDINATION      This lease shall be subject and subordinate to any
                   mortgages, deeds of trust, or landsale contracts (hereafter collectively referred to as encumbrances) now existing against the Building. At Landlord's option this lease shall be subject to and subordinate to any future encumbrance hereafter placed against the Building (including the underlying land) or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination.

     TRANSFER OF        If the Building is sold or otherwise transferred by
     BUILDING Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the Landlord under this lease, and, provided the purchaser assumes all obligations hereunder, the transferor shall have no further liability hereunder.

16.3   ESTOPPELS             Either party will within 20 days after notice
                       from the other execute, acknowledge and deliver to the other party a certificate certifying whether or not this lease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If requested by the holder of any encumbrance, or any ground lessor, Tenant will agree to give such holder or lessor notice of and an opportunity to cure any default by Landlord under this lease.

17.1   ATTORNEYS'            In any litigation arising out of this lease, the
       FEES prevailing party shall be entitled to recover attorneys' fees at trial and on any appeal.

18.1   QUIET                 Landlord warrants that so long as Tenant
       ENJOYMENT       complies with all terms of this lease it shall be
                       entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord. Landlord shall have no liability to Tenant for loss or damages arising out of the acts of other
                       Tenants of the Building or third parties, nor any liability for any reason which exceeds the value of its interest in the Building.

19.1   TENANT'S              "Tenant's proportionate share" as used herein
       PROPORTIONATE   means the area of the Premises, divided by the total
       SHARE           area of the Building (not including basement storage
                       space), with area determined using one of the methods of building measurement defined by the Building Owners and Managers Association (BOMA). Tenant's proportionate share as of the lease commencement date shall be 15.14% percent.

19.2   ADDITIONAL             Tenant shall pay as additional rent its
       RENT-OPERATING  proportionate share, as defined in 19.1, of the amount
       EXPENSE         by which operating expenses for the Building exceed
       ADJUSTMENT      $4.25 per square foot of gross leasable floor area.
                       This amount shall be called "the expense stop." As of January 1 of each year Landlord shall estimate the amount by which operating expenses are expected to exceed, if any, the expense stop. Monthly rental for the year shall be increased by one-twelfth of Tenant's share of the estimated excess. Following the end of each calendar year, Landlord shall compute the actual operating expenses and bill Tenant for any deficiency or credit Tenant with any excess collected over the expense stop. As used herein, "operating expenses" shall mean all costs of operating and maintaining the Building as determined by standard real estate accounting practice, including but not limited to: all water and sewer charges, the cost of steam, natural gas, electricity provided to the building; janitorial and cleaning supplies and services; administration costs and management fees; superintendent fees;
                       security services, if any; insurance premiums;
                       licenses, permits for the operation and maintenance of the building and all of its component elements and mechanical systems; the annual amortized capital improvement cost (amortized over such a period as Landlord may select by not shorter than the period allowed under the Internal Revenue Service Code and at a current market interest rate) for any capital improvements to the building required by any governmental authority or those which have a reasonable probability of improving the operating efficiency of the Building; and the real and personal property taxes (and any tax levied wholly or partially in lieu thereof) levied by any governmental authority against the building and any personal property used in its operation.

20.1   LIMITATION            Any liability of Landlord to Tenant or any other
       OF LANDLORD'S   person shall be limited to the interest of Landlord in
       LIABILITY       the Building. Tenant and any other person claiming
                       through Tenant agrees to look solely to such interest for the recovery of any judgement against Landlord, it being intended by the parties that neither Landlord, nor any assets of Landlord, other than the Building, shall be liable for any such judgement. For purposes of this provision "Landlord" includes all employees and agents of Landlord and all heirs, successors and assigns of Landlord.

21.1   COMPLETE              This lease and the attached Exhibits and
       AGREEMENT       Schedules, if any, constitute the entire agreement of
                       the parties and supersede all prior written and oral agreements and representations. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written above.

LANDLORD:                                    By     /s/ Dan J. Agnew
                                               -------------------------------

Address for notices:  3601 NW Yeon           Name:  Dan J. Agnew
                    --------------------          ----------------------------
   Portland, Oregon 97210                    Title:
----------------------------------------           ---------------------------


TENANT:                                      By     /s/ John M. Schiess
                                               -------------------------------

Address for notices: 7600 NE 41st St. #300   Name:  JOHN M. SCHIESS
                    --------------------          ----------------------------

   Vancouver, WA 98662                       Title: Vice President
----------------------------------------           ---------------------------

                                  EXHIBIT "A"








                                    [MAP]








                        ONE PARK PLACE - THIRD FLOOR

                              ADDENDUM TO LEASE


Addendum to Office Lease Agreement dated March 15, 1994 by and between DAN J. AGNEW, as Landlord, and S & P COMPANY, as Tenant.

13.1   REGULATIONS     So long as S & P Company shall be the Tenant in
                       occupancy of the premises under this Lease, smoking shall be permitted in Suite 300 as regulated by Tenant unless otherwise prohibited by law and subject to the provisions of Section 4.1 of the Lease.

14.3   PARKING         So long as S & P Company shall be the Tenant in
                       occupancy of the premises under this Lease, S & P
                       Company, shall also have five (5) reserved parking spaces as assigned on the date of this Lease.